UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2011 (February 1, 2011)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) held on February 1, 2011, the Committee authorized the implementation of an Annual Incentive Program (the “Plan”) for 2011.
     Under the Plan, specified employees, including the Company’s executive officers (the “Plan Participants”), are eligible to receive an annual cash bonus (a “Bonus Award”) based upon the achievement of corporate goals and individual objectives for 2011 that have been specified in writing. The corporate goals for 2011 were proposed by the Company’s executive officers and approved by the Board. Bonus Awards for the Company’s executive officers will be based entirely upon achievement of the corporate goals. Individual objectives for Plan Participants who are not executive officers were approved by the Company’s chief executive officer.
     Under the Plan, each Plan Participant has an established target award, as set forth in the table below, representing a percentage of the Plan Participant’s base salary for 2011 (a “Target Award”). Each Bonus Award will range from 0% to 100% of a Plan Participant’s Target Award (capped at 100%), thus making each Plan Participant’s Target Award the maximum Bonus Award achievable in 2011.

2011 Annual Incentive Program Target Awards
Target Award
Band	(% of Base Salary)
Chief Executive Officer	60%
President and Chief Operating Officer	50%
Senior Vice President	35%
Vice President	30%
Senior Director/Director	20%
Associate Director	15%
     Bonus Awards under the Plan, if any, will be determined by first establishing a bonus pool (the “Bonus Pool”). The Bonus Pool will be calculated by (1) adding each Plan Participant’s Target Award and then (2) multiplying that sum by a modifier established by the Committee that is based on the Company’s performance as measured against the 2011 corporate goals (the “Corporate Performance Level”). The Corporate Performance Level will range from 0% to 100%; provided, however, that if the Corporate Performance Level for 2011 falls below a threshold of 50%, no Bonus Awards will be made under the Plan.
     The Bonus Pool will then be allocated among the Plan Participants based upon a consideration of each Plan Participant’s band and salary (as reflected by their Target Award level) and (i) with respect to Plan Participants who are executive officers, the Corporate Performance Level, as well as each executive officer’s contributions to achievement of the 2011 corporate goals, and (ii) with respect to all other Plan Participants, performance against their individual objectives for 2011 and contributions to achievement of the corporate goals. The Committee retains the discretion under the Plan to adjust upward or downward any Bonus Award and/or the Bonus Pool as it deems appropriate.
     In December 2011, the Committee will evaluate the Company’s performance against the established corporate goals, as well as the individual performance and contributions of the Plan Participants, establish the Bonus Pool and determine the amount of the Bonus Awards, if any, to be granted under the Plan. Any Bonus Awards granted to Plan Participants under the Plan are expected to be paid in January 2012.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: February 7, 2011	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President, Finance and Treasurer